EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

WADDELL & REED ADVISORS FUNDS

Supplement dated July 28, 2017 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2017

and as supplemented April 10, 2017

The following paragraphs are added as new paragraphs immediately after the sole paragraph in “The Management of the Funds — Investment Adviser” section on page 56:

WRIMCO and the Trust have received “manager of managers” exemptive relief from the SEC (the Order) that permits WRIMCO, subject to the approval of the Board (including a majority of Trustees who are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Trust, WRIMCO or any subadviser), to appoint an unaffiliated investment subadviser or to materially amend the terms of an investment subadvisory agreement with an unaffiliated investment subadviser for the Funds without first obtaining shareholder approval (except if the change results in an increase in the aggregate advisory fee payable by a Fund). Prior to relying on the Order, a Fund must receive approval of its shareholders. The Order permits the Funds to add or to change unaffiliated investment subadvisers or to change the fees paid to such investment subadvisers from time to time without the expense and delays associated with obtaining shareholder approval of the change. Under the Order, WRIMCO has the ultimate responsibility (subject to oversight by the Board) to oversee any investment subadvisers and recommend their hiring, termination and replacement, and WRIMCO may, at times, recommend to the Board that a Fund change, add or terminate its investment subadviser; continue to retain its investment subadviser even though the investment subadviser’s ownership or corporate structure has changed; or materially change the investment subadvisory agreement with its investment subadviser. Each Fund will notify shareholders of any change in the identity of an investment subadviser or the addition of an investment subadviser to the Fund.

Shareholders of each Fund have approved the use of the Order. Accordingly, each Fund may rely on the Order.

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WADDELL & REED ADVISORS FUNDS

Supplement dated July 28, 2017 to the

Waddell & Reed Advisors Funds Statement of Additional Information

dated January 31, 2017

and as supplemented May 18, 2017 and July 14, 2017

The following replaces the first sentence of the first paragraph in the “Management of the Trust — Trustees and Officers” section on page 54:

The Trust is governed by its Board, which currently is composed of eleven individuals.

The following replaces the second sentence of the first paragraph in the “Management of the Trust — Trustees and Officers — Board Structure and Related Matters” section on page 54:

Messrs. Henry J. Herrmann and Philip J. Sanders are the interested Board members of the Trust (each an Interested Trustee, and collectively with the Independent Trustees, the Trustees).

The following replaces in their entirety the fourth and fifth paragraphs in the “Management of the Trust — Trustees and Officers — Board Structure and Related Matters” section on page 54:

The Board has established a committee structure (described below) that includes four standing committees, the Audit Committee, the Investment Oversight Committee, the Governance Committee and the Executive Committee, each of which (other than the Executive Committee) is comprised solely of Independent Trustees. The Board periodically evaluates its structure and composition, as well as various aspects of its operations. The Board believes that its leadership structure, including its Independent Chair position and its committees, is appropriate for the Trust in light of, among other factors, the asset size and nature of the Funds, the number of Funds overseen by the Board, the arrangements for the conduct of the Funds’ operations, the number of Trustees and the Board’s responsibilities.

The Trust is comprised of 20 portfolios. The Trust is part of the Advisors Fund Complex, which is comprised of the Trust and 3 portfolios within the InvestEd Portfolios. The Waddell & Reed Fund Complex (Fund Complex) is comprised of the Advisors Fund Complex and the Ivy Funds Complex (46 portfolios within the Ivy Funds; 29 portfolios within the Ivy Variable Insurance Portfolios (Ivy VIP); 3 portfolios within the Ivy NextShares; and Ivy High Income Opportunities Fund (a closed-end fund) (IVH)). Each member of the Board also is a member of the Board of Trustees of each of the other funds within the Fund Complex.

In the table in the “Management of the Trust — Trustees and Officers — Independent Trustees” section on pages 55 through 59, the number listed for each Trustee under the column titled “Number of Funds In Fund Complex Overseen” is revised to 102.

The following replaces in its entirety the information included in the “Management of the Trust — Trustees and Officers — Interested Trustee” section on page 60:

Interested Trustees

Mr. Herrmann is “interested” by virtue of his former engagement as an officer of Waddell & Reed Financial, Inc. (WDR) or its wholly-owned subsidiaries, including the Fund’s investment manager, WRIMCO, the Fund’s principal underwriter, Waddell & Reed, and the Fund’s shareholder servicing and accounting services agent, WISC, as well as by virtue of his personal ownership of shares of WDR. Mr. Sanders is “interested” by virtue of his engagement as the President, Chief Executive Officer and Chairman of WRIMCO.

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND ADVISORS FUND COMPLEX	TRUSTEE SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF FUNDS IN FUND COMPLEX OVERSEEN	OTHER DIRECTORSHIPS HELD DURING PAST 5 YEARS
Henry J. Herrmann* 6300 Lamar Avenue Overland Park, KS 66202 1942	Trustee	Trust: 2008 Advisors Fund Complex: 1998	Retired; Current Chairman of WDR (January 2010 to present); Formerly, CEO of WDR (2005- August 2016); President, CEO and Chairman of WRIMCO (1993-August 2016); President, CEO and Chairman of IICO (2002-August 2016); President and Trustee of each of the funds in the Fund Complex (2001-2016)	102	Director of WDR (1998 to present); Trustee, Ivy VIP (2009 to present) (29 portfolios overseen); Trustee, Ivy Funds (1998 to present) (46 portfolios overseen); Trustee, Ivy High Income Opportunities Fund (2013 to present) (1 portfolio overseen); Trustee, Ivy NextShares (2016 to present) (3 portfolios overseen); Director, Blue Cross Blue Shield of Kansas City (2007 to present)

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) HELD WITH THE TRUST AND ADVISORS FUND COMPLEX	TRUSTEE SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF FUNDS IN FUND COMPLEX OVERSEEN	OTHER DIRECTORSHIPS HELD DURING PAST 5 YEARS
Philip J. Sanders 6300 Lamar Avenue Overland Park, KS 66202 1959	Trustee	Trust: 2017	CEO of WDR (August 2016 to present); President, CEO and Chairman of WRIMCO and IICO (August 2016 to present); President of each of the funds in the Fund Complex (August 2016 to present); CIO of WDR (February 2011 to present); CIO of WRIMCO and IICO (August 2010 to present)	102	None

*	The Trustee became a Trustee in 2008, as reflected by the first date shown. The second date shows when the Trustee first became a director of one or more of the Predecessor Funds.

The following is inserted as a new paragraph immediately after the paragraph for Frank J. Ross, Jr. under the “Management of the Trust — Trustees and Officers” section on page 61:

Philip J. Sanders: Mr. Sanders has extensive experience in the investment management business as a member of senior management. He has multiple years of service as an officer of the Trust and as an officer of other mutual funds. The Board concluded that Mr. Sanders is suitable to serve as Trustee because of his extensive work experience in the financial services and investment management industry and the length of his service as an officer to the Trust.

The second sentence of the first paragraph in the “Management of the Trust — Committees of the Board of Trustees” section on page 62 is deleted in its entirety.

The seventh paragraph in the “Management of the Trust — Committees of the Board of Trustees” section on page 63 is deleted in its entirety.

The following replaces in its entirety the “Management of the Trust — Ownership of Fund Shares — Interested Trustee” section on page 65:

Interested Trustees

As of December 31, 2016, the aggregate dollar range of fund shares owned by the Interested Trustees, in all funds within the Advisors Fund Complex was: Mr. Herrmann: over $100,000 and Mr. Sanders: $0.

The following replaces in its entirety the Compensation Table under the “Management of the Trust — Compensation” section on page 66:

Compensation Table

Independent Trustees	Aggregate Compensation from Trust	Total Compensation from Fund Complex[1]
Jarold W. Boettcher	$ 134,388	$ 414,500[2]
James M. Concannon	143,937	211,000
John A. Dillingham	136,444	200,000
Joseph Harroz, Jr3.	169,189	500,500[2]
Albert W. Herman[4]	136,444	200,000
Frank J. Ross, Jr.	143,266	210,000
Eleanor B. Schwartz[5]	126,830	255,500[2]

Interested Trustees	Aggregate Compensation from Trust	Total Compensation from Fund Complex[1]
Michael L. Avery[6]	$ 0	$ 0
Henry J. Herrmann	0	0
Philip J. Sanders[7]	0	0

[1]	No pension or retirement benefits have been accrued as a part of the Trust’s expenses. Messrs. Gressett, Johnson, Smith and Tighe were added as Trustees to the Trust as of January 1, 2017, and, therefore, did not receive compensation from the Trust or the Advisors Fund Complex for the fiscal year ended September 30, 2016.
[2]	Includes fees paid to the Trustees for service as trustees to other funds within the Fund Complex.
[3]	Mr. Harroz receives an additional annual fee of $35,000 for his services as Independent Chair of the Board and of the board of trustees of each of the other funds within the Advisors Fund Complex.
[4]	Retired as of December 31, 2016, and elected Trustee Emeritus status as of that date.
[5]	Retired as of December 31, 2015, and elected Trustee Emeritus status as of that date. Ms. Schwartz’s compensation includes fees received as a Trustee Emeritus.
[6]	Retired as of December 31, 2016.
[7]	Mr. Sanders was added as a Trustee to the Trust as of May 17, 2017.

The following replaces in its entirety the third paragraph in the “Management of the Trust — Compensation” section on page 66:

The Interested Trustees did not receive any compensation from any of the Funds in the Fund Complex. The officers, as well as the Interested Trustees, are paid by WRIMCO or its affiliates.

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WADDELL & REED ADVISORS FUNDS

Supplement dated July 14, 2017 to the

Waddell & Reed Advisors Funds Statement of Additional Information

dated January 31, 2017

and as supplemented May 18, 2017

The following is inserted immediately following the “Portfolio Managers — Gustaf C. Zinn — Core Investment Fund” table on page 83 and replaces the current information for Rick Perry on page 84.

The following table provides information relating to Mr. Perry as of June 30, 2017:

Rick Perry—Continental Income Fund*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	4	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$1,938.9	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. Perry assumed co-investment management responsibilities for Waddell & Reed Advisors Continental Income Fund effective July 1, 2017.
**	This data does not include Waddell & Reed Advisors Continental Income Fund, since Mr. Perry was not the portfolio manager of Waddell & Reed Advisors Continental Income Fund on June 30, 2017.

The following is inserted immediately following the “Portfolio Managers – Ownership of Securities” tables at the top of page 87 and replaces the current information for Rick Perry on page 88.

As of June 30, 2017, the dollar range of shares of the Funds beneficially owned by Mr. Perry was:

	Fund(s) Managed in Waddell & Reed Advisors Funds	Dollar Range of Fund Shares Owned	Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex	Dollar Range of Shares Owned in Funds in the Fund Complex
Rick Perry[1]	Continental Income Fund	$0	$50,001 to $100,000	$50,001 to $100,000
	Bond Fund	$0	$0
	Government Securities Fund	$0	N/A

[1]	Mr. Perry assumed co-investment management responsibilities for Waddell & Reed Advisors Continental Income Fund effective July 2017.

The following is inserted immediately following the “Portfolio Managers — Ownership of Securities” deferred compensation table at the bottom of page 87.

As of June 30, 2017, the dollar range of shares deemed owned by Mr. Perry was:

Manager	Fund(s) Managed in Waddell & Reed Advisors Funds	Dollar Range of Fund Shares Deemed Owned in Fund(s) or Similarly Managed Style[1]	Dollar Range of Shares Deemed Owned in Fund Complex
Rick Perry[2]	Continental Income Fund	$0	$50,001 to $100,000
	Bond Fund	$50,001 to $100,000
	Government Securities Fund	$0

[1]	Shares deemed to be owned in any Fund or similarly managed style within the Fund Complex which is managed by the portfolio manager.
[2]	Mr. Perry assumed co-investment management responsibilities for Waddell & Reed Advisors Continental Income Fund effective July 2017.

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WADDELL & REED ADVISORS FUNDS

Supplement dated April 10, 2017 to the

Waddell & Reed Advisors Fixed Income and Money Market Funds Prospectus

dated January 31, 2017

Effective immediately, additional sales charge reduction and waiver categories will be added to certain share classes of Waddell & Reed Advisors Bond Fund for purchases through specific intermediaries. Therefore, the prospectus for that fund is amended as follows:

The following is inserted as a new bullet point immediately following the second bullet point of the “Waddell & Reed Advisors Funds — You can get more information about each Fund in the —” section on page 108:

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Appendix B to the Prospectus — Intermediary Sales Charge Discounts and Waivers, which contains more information about specific sales charge discounts and waivers available for shareholders who purchase Fund shares through a specific financial intermediary.